As filed with the Securities and Exchange Commission on May 23, 2024

Registration No. 333-276945

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 3 to

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

JBDI Holdings Limited

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrants name into English)

Cayman Islands	3412	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

34 Gul Crescent

Singapore 629538

+65 6861 4150

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, New York 10168

800-221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Schlueter & Associates, P.C. 5290 DTC Parkway, Suite 150 Greenwood Village CO 80111 USA Telephone: (303) 292 3883 Attn: Henry F. Schlueter, Esq. Celia Velletri, Esq.	Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas, 31st Floor New York, NY 11036 Telephone: (212) 930 9700 Attn: Benjamin Tan, Esq.

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The term new or revised financial accounting standard refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 3 to Form F-1 (Amendment No. 3) is being filed solely for the purpose of filing Exhibit 5.1 to this registration statement on Form F-1, or the Registration Statement, and to amend and restate the exhibit index set forth in Part II of the Registration Statement. No changes have been made to the Registration Statement other than this explanatory note as well as revised versions of the cover page and exhibit index of the Registration Statement. This Amendment No. 3 does not contain copies of the public offering prospectus or resale prospectus included in the Registration Statement which remains unchanged from the Registration Statement, filed on May 2, 2024. This Amendment No. 3 consists only of the facing page, this explanatory note, the signature pages to the Registration Statement, the exhibit index and the filed exhibits.

EXHIBIT INDEX

Exhibit No.	Description of document
1.1****	Form of Underwriting Agreement
3.1****	Form of Amended Memorandum of Association and Form of Amended and Restated Articles of Association of the Registrant
5.1*	Opinion of Walkers (Hong Kong) regarding the validity of securities being registered
5.2****	Opinion of Insights Law LLC regarding Singapore legal matters
8.1*	Opinion of Walkers (Hong Kong) regarding certain Cayman Islands tax matters (included in Exhibit 5.1)
10.1***	Employment Agreement between Mr. Lim Chwee Poh and Jurong Barrels
10.2***	Employment Agreement between Mr. Liang Zhao Rong and Jurong Barrels
10.3***	Form of Directors Agreement
10.4**	Lease Agreement dated August 1, 2018, as amended between JBD Systems and Liquinex Group Pte Ltd.
10.5**	Reorganization agreement dated May 30, 2023
10.6****	Purchase and Sale Agreement dated January 12, 2023
14.1****	Code of Ethics of the Registrant
21.1***	List of Subsidiaries of the Registrant
23.1****	Consent of Onestop Assurance PAC
23.2*	Consent of Walkers (Hong Kong) (included in Exhibit 5.1)
23.3****	Consent of Insights Law LLC (included in Exhibit 5.2)
23.4****	Consent of Frost & Sullivan
24.1****	Power of Attorney (included on signature pages)
99.1****	Consent of Mr. Han Yee Yen to be a director nominee
99.2****	Consent of Mr. Chan Chin Hoong to be a director nominee
99.3****	Consent of Mr. Soh Kar Liang to be a director nominee
107***	Filing Fee Table

* Submitted herewith

** Previously filed with the SEC on Form F-1 on February 22, 2024.

*** Previously filed with the SEC on Form F-1 on February 8, 2024.

**** Previously filed with the SEC on Form F-1 on May 2, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on May 23, 2024.

JBDI HOLDINGS LIMITED

By:	/s/ Lim Chwee Poh
Name:	Mr. Lim Chwee Poh
Title:	Executive Director and Principal Executive Officer

By:	/s/ Liang Zhao Rong
Name:	Mr. Liang Zhao Rong
Title:	Executive Director and Principal Financial and Accounting Officer

POWER OF ATTORNEY

We, the undersigned Directors and Executive Officers of JBDI Holdings Limited and its subsidiaries hereby severally constitute and appoint Mr. Lim Chwee Poh, singly (with full power to act alone), our true and lawful attorney-in-fact and agent with full power of substitution and resubstitution in him for him and in his name, place and stead, and in any and all capacities, to sign this Registration Statement on Form F-1 and any and all amendments (including post-effective amendments) to this Registration Statement (or any other Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and him, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lim Chwee Poh	Executive Director and Principal Executive Officer	May 23, 2024
Mr. Lim Chwee Poh

/s/ Liang Zhao Rong	Executive Director and Principal Financial and Accounting Officer	May 23, 2024
Mr. Liang Zhao Rong

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement or amendment thereto in the City of New York, United States of America on May 23, 2024.

Cogency Global Inc

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President on behalf of Cogency Global Inc.